================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Syquest Technology, Inc.
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                           SYQUEST TECHNOLOGY, INC.
                             47071 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538
                                (510) 226-4000

                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               ----------------

                       TO BE HELD MONDAY, JUNE 15, 1998

TO OUR STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SYQUEST TECHNOLOGY, INC. (the "Company"), a Delaware corporation, will be held on Monday, June 15, 1998, at 10:00 a.m., Pacific Standard Time, at the Company's principal executive offices at 47071 Bayside Parkway, Fremont, California 94538, for the following purposes:

    1. To elect five directors to serve for the ensuing year and until their successors are elected.

    2. To approve an amendment to increase the number of shares of common stock reserved for issuance under the 1992 Employee Stock Purchase Plan by 2,000,000 shares.

    3. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending September 30, 1998.

    4. To ratify past financing transactions and approve issuance of common stock in connection with the conversion and exercise of outstanding preferred stock and warrants sold in such financing transactions.

    5. To approve an amendment to the 1997 Stock Incentive Plan to increase the number of shares reserved for issuance by 4,500,000 shares.

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on April 27, 1998 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Thomas C. Tokos
                                          Thomas C. Tokos
                                          Secretary

Fremont, California
April 29, 1998

                            YOUR VOTE IS IMPORTANT

  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                           SYQUEST TECHNOLOGY, INC.
                             47071 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538

                               ----------------
                     PROXY STATEMENT FOR ANNUAL MEETING OF
               STOCKHOLDERS TO BE HELD ON MONDAY, JUNE 15, 1998
                               ----------------

  The accompanying Proxy is solicited on behalf of the Board of Directors of SYQUEST TECHNOLOGY, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on Monday, June 15, 1998, at 10:00 a.m., Pacific Standard Time, or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, 47071 Bayside Parkway, Fremont, California 94538. The Company's telephone number at that location is (510) 226-4000.

  The Company intends that these proxy solicitation materials and the accompanying Annual Report to Stockholders for the Fiscal year ended September 30, 1997 ("Fiscal 1997"), will first be mailed to stockholders entitled to vote at the meeting on or about May 11, 1998.

                              GENERAL INFORMATION

RECORD DATE AND VOTING SECURITIES

  Only holders of record of the Company's Common Stock, $.0001 par value (the "Common Stock"), at the close of business on April 27, 1998 (the "Record Date"), are entitled to notice of and to vote at the meeting. On the Record Date, 94,600,941 shares of the Company's Common Stock were issued and outstanding. For information concerning beneficial owners of more than five percent of the Company's Common Stock, see "Security Ownership of Management and Certain Beneficial Owners."

VOTING AND REVOCABILITY OF PROXIES

  Each share of Common Stock is entitled to one vote on each proposal presented in this Proxy Statement. The Common Stock represented by valid proxies received, properly dated and executed, and not revoked, will be voted at the Annual Meeting in accordance with the instructions thereon. If, however, voting instructions are not given on the proxy, the shares represented thereby will be voted for the five nominees for director listed herein, for approval of the amendment to the 1992 Employee Stock Purchase Plan, for ratification of the appointment of the independent accountants, for ratification of past financing transactions and to approve the issuance of common stock in connection with the conversion and or exercise of outstanding preferred stock and warrants, for approval of the amendment to the 1997 Stock Incentive Plan and, to transact any other business which may properly come before the meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the time it is voted by delivering to the Secretary of the Company, no later than the start of the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date than the revoked proxy, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself does not constitute revocation of a proxy.

  The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. If a proxy is accompanied by instructions to withhold authority with respect to any matter, the shares represented thereby will be considered to be present or represented at the meeting for purposes of determining the existence of a quorum for the transaction of business, but will not be considered as present or represented with respect to that matter.

  Abstentions will be treated as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum, but the Company will not treat abstentions as votes in favor of approving any matter submitted to the stockholders for a vote. Thus, abstentions have the same effect as a negative vote. Shares held by brokers that are present, but not voted on a particular matter because the brokers were prohibited from exercising discretionary authority on that matter (that is, "broker non-votes"), will also be treated as present or represented for determining the presence of a quorum for the meeting, but will not be considered as present or represented with respect to that matter. The Company believes that these tabulation procedures are consistent with Delaware statutory requirements concerning voting of shares and determination of a quorum.

SOLICITATION EXPENSES

  The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. In addition to the solicitation of proxies by mail, solicitation may be made by certain officers and regular employees by personal interview, telephone or facsimile; no compensation will be paid for such solicitation. The Company has retained Morrow & Co., Inc., at an estimated cost of $5,500 plus reimbursement of reasonable expenses, to assist in the solicitation of proxies from brokers, nominees, other institutional owners and individuals.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

  The Company's By-laws provide that the number of directors shall not be less than five nor more than nine and the exact number of directors is currently fixed at five. Accordingly, a board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, with the exception of Mr. Potashner, are currently directors of the Company:

    EDWIN L. HARPER
    C. RICHARD KRAMLICH
    EDWARD L. MARINARO
    STANLEY L. PACE
    KENNETH F. POTASHNER

  If any such nominee is unable or unwilling to accept nomination or election, the proxies will be voted for such substitute nominee as the Board of Directors may designate. The Board of Directors knows of no reason why any nominee might be unable or unwilling to accept nomination or election. The term of office for each person elected as a director will continue until the Annual Meeting of Stockholders in 1999 and until a successor is elected and qualifies. The following sets forth certain information concerning the nominees which is based on information furnished by them.

  EDWIN L. HARPER, age 53, joined the Company as President in May 1996 and has served as Director, President and Chief Executive Officer of the Company since June 1996. Prior to joining the Company, from June 1993 to June 1996, Mr. Harper was Chairman, President and Chief Executive Officer of Combyte, Inc., a manufacturer of storage products. Mr. Harper was employed by Colorado Memory Systems, Inc., a manufacturer of tape storage products, in various capacities from 1988 to 1993, including President and Chief Executive Officer. Mr. Harper serves on the board of directors of Network Associates, Inc. and Apex PC Solutions, Inc. Additionally, he serves as the Chairman of the Compensation Committee of Apex PC Solutions, Inc.

  C. RICHARD KRAMLICH, age 62, has been a director of the Company since 1983. Mr. Kramlich has been a General Partner of New Enterprise Associates, a venture capital firm, since 1978. Mr. Kramlich serves on the Board of Directors of Chalone Inc., Silicon Graphics, Inc., Lumisys, Inc., Ascend Communications, Inc. and Macromedia, Inc. Additionally, Mr. Kramlich serves on the Compensation Committees of Ascend Communications and Silicon Graphics.

  EDWARD L. MARINARO, age 59, has been Chairman of the Board of the Company since May 1996 and has been a director since February 1996. From January 1996 through August 1996, Mr. Marinaro served as Vice Chairman of the Board of Directors for Network Computing Devices ("NCD") and as President and Chief Executive Officer of NCD from September 1994 to January 1996. From October 1989 to September 1994, he served as Chief Operating Officer of TMG, a management consulting firm.

  STANLEY L. PACE, age 44, has been a director of the Company since October 1997. Since June 1997 Mr. Pace has acted as a consultant to various firms. Mr. Pace was the President and Chief Executive Officer of American Trans Air from August 1996 to June 1997. From 1978 to 1996, Mr. Pace was with Bain & Company, a strategy consulting firm, in various capacities last serving as a senior partner and director of the firm.

  KENNETH F. POTASHNER, age 40, is not currently a director of the Company but has been placed in nomination. Mr. Potashner has served at Maxwell Technologies, Inc. as President, Chief Executive Officer, Chief Operating Officer and director since April 1996. In April 1997, he was appointed as the Chairman of Maxwell's Board. From 1991 through 1994, Mr. Potashner was Vice President, Product Engineering, Quantum Corporation and from 1994 through April 1996 he served as Executive Vice President, Operations, of Connor Peripherals.

  JOSEPH BAIA, age 66, and a director of the Company since July 1996 has informed the Company that he does not intend to stand for re-election of the Board. Accordingly, his name has not been placed in nomination for re-election. Mr. Baia is a member of the Company's Audit Committee and Compensation Committee. His replacement on these committees has yet to be determined.

VOTE REQUIRED

  The five nominees for director receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected.

RECOMMENDATION

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE FIVE NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors (the "Board") of the Company held a total of 13 meetings during Fiscal 1997, and no director attended fewer than seventy-five percent of the meetings of the Board of Directors and committees thereof, if any, on which such director served and which meetings were held during the period that such person served on the Board or such committee. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee and a Business Practices Committee.

  The Audit Committee consisted of Messrs. Kramlich and Baia during Fiscal 1997. Although the Audit Committee did not formally meet during Fiscal 1997, issues which it would normally address were discussed and addressed by the full Board. On October 22, 1997, the Board appointed Mr. Pace to the Audit Committee. The Audit Committee makes recommendations to the Board concerning the employment of independent accountants, the audited and unaudited financial statements of the Company and the Company's financial and accounting controls and systems.

  The Compensation Committee which consisted of Messrs. Kramlich and Baia met 2 times during Fiscal 1997. On October 22, 1997, the Board appointed Mr. Pace to the Compensation Committee and Mr. Kramlich withdrew from the Committee. The Compensation Committee reviews proposals and makes recommendations to the Board concerning corporate compensation and benefits and administers and recommends policies relating to the Company's various incentive compensation and benefit plans. During Fiscal 1997 the Stock Option Committee and Human Resources Committee were consolidated into the Compensation Committee.

  The Nominating Committee, established by the Board on July 22, 1997, is comprised of Messrs. Marinaro, Harper and Kramlich. The Nominating Committee develops criteria for selection of candidates to serve on the Board, makes recommendations to the full Board to fill Board vacancies and makes recommendations concerning committee assignments. The Nominating Committee did not meet during Fiscal 1997.

  The Business Practices Committee, established by the Board on July 22, 1997, is comprised of Messrs. Harper and Kramlich. The functions of this committee are to establish and review business objectives; to review the basic policies of the Company concerning business integrity, ethics and conflicts of interest; and to identify public issues which may affect the Company. The Business Practices Committee did not meet during Fiscal 1997.

OTHER EXECUTIVE OFFICERS

  The following are additional executive officers of the Company. All executive officers serve at the discretion of the Board of Directors, subject to the terms of any employment agreements:

  MICHAEL L. CLEMENS, age 50, was named acting Chief Financial Officer of the Company, in addition to serving as the Company's Senior Vice President, Financial Services and Treasurer effective May 1, 1998, following the resignation of Bob L. Corey who had served as Executive Vice President and Chief Financial Officer from July 1997 through April 1998. Mr. Clemens joined the Company in July 1996 as Vice President, Financial Services and Treasurer. Before joining the Company, Mr. Clemens served as the Vice President-- Treasurer of MTI Technology, a computer storage company from April 1994 to July 1996. From May 1993 to April 1994, Mr. Clemens served as a consultant to private businesses in the high tech industry. Mr. Clemens served as the Chief Financial Officer of Bluebird Systems, a privately held software and distribution company from April 1992 to April 1993.

  JOHN R. MacKAY, age 52, was named Chief Operating Officer of the Company in August 1997 and served as a project consultant to the Company from May to August 1997. Prior to joining the Company, Mr. MacKay was employed as the Chief Executive Officer of Headway Technologies, a magno-resistence head technology company from January 1996 to May 1997. From May 1993 to January 1996, Mr. MacKay was Chief Executive Officer of Jem Solutions, an equipment development company. Mr. MacKay was the Senior Vice President of Operations of Western Digital Corporation, a disk drive manufacturer, from January 1983 to May 1993.

  GARY B. JONES, age 43, was named Executive Vice President of Sales of the Company in April 1997. From September 1990 to April 1997, Mr. Jones was employed by Iomega Corporation, a removable storage manufacturer. During his tenure at Iomega, Mr. Jones held the following positions: from September 1990 to July 1993 he served as Director--Pan-Am/Asia Sales; from July 1993 through December 1994 he served as Vice President--Sales and from January 1995 to April 1997 he served as Director--Distribution Sales of the Americas.

  THOMAS C. TOKOS, age 45, joined the Company in December 1996 as Vice President, General Counsel and Secretary. From October 1994 until joining the Company, Mr. Tokos was Assistant General Counsel and Assistant Secretary of VLSI Technology, Inc., a semiconductor manufacturer. Mr. Tokos was a partner in the corporate law firm of Keck, Mahin & Cate from March 1993 to September 1994 and was associated with the corporate law firm of Shearman & Sterling from 1988 to 1993.

                                PROPOSAL NO. 2

              AMENDMENT TO THE 1992 EMPLOYEE STOCK PURCHASE PLAN
  TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSSUANCE BY 2,000,000 SHARES

BACKGROUND

  The 1992 Employee Stock Purchase Plan (the "Purchase Plan") is voluntary and was designed to be a broad-based equity compensation plan. The Purchase Plan encourages and motivates employees ("employees" or "participants") to participate in the Company's future through direct stock ownership. The Share Reserve (the "Share Reserve") represents the number of shares available for purchase in the Purchase Plan. The Board believes that the availability of a sufficient number of shares in the Share Reserve of the Purchase Plan is integral to attract, retain and motivate qualified employees fundamental to the success of the Company. Subject to stockholder approval, the Board has amended the Purchase Plan to increase the number of shares reserved for issuance under the Purchase Plan from 500,000 shares to 2,500,000 shares.

SUMMARY OF THE PURCHASE PLAN

  The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan. Copies of the Purchase Plan are available to any stockholder upon request addressed to: Ms. Jean King, Legal Department, SyQuest Technology, Inc., 47071 Bayside Parkway, Fremont, CA 94538.

  The Company established the Purchase Plan to allow the employees of the Company, and its designated subsidiaries, to acquire Common Stock of the Company (the "Common Stock") through accumulated payroll deductions. Subject to stockholder approval, the Board amended the Purchase Plan on October 22, 1997 to increase the number of shares reserved for issuance under the Purchase Plan by 2,000,000 shares. As of August 1, 1997, only 32,014 shares remained available for purchase under the Purchase Plan. The Purchase Plan provides that appropriate adjustments will be made in the shares subject to purchase and in the purchase price per share in the event of any changes in the capitalization of the Company, such as stock splits or stock dividends, mergers, consolidations or similar occurrence. In the event that any purchase right is terminated under the Purchase Plan, the shares subject to such purchase right are returned to the Purchase Plan.

  The Purchase Plan may be administered by the Board, or by a committee of the Board. Currently the Purchase Plan is administered by the Compensation Committee. The Board may at any time change the duration of the Offering (as defined below) periods with respect to future Offerings; amend or terminate the Purchase Plan except the Board may not terminate any purchase right previously granted which would adversely affect the rights of any participant of the Purchase Plan. The Board may not amend the Purchase Plan to increase the number of shares available for issuance thereunder without the approval of the Company's stockholders, materially modify the eligibility requirements or materially increase the benefits which may accrue to participants under the Purchase Plan. The Purchase Plan will terminate the earlier of the date on which the Purchase Plan is terminated by the Board or on February 28, 2002.

  Any person who has been an employee of the Company, or its designated subsidiaries (including any officer or director who is also an employee), is eligible to participate in the Purchase Plan as long as the employee is customarily employed for more than 5 months in any calendar year and for at least 20 hours per week. Participation in the Purchase Plan is limited to employees who have completed at least 3 months of continuous employment as of the commencement of an Offering. No employee who owns or holds options to purchase, or who would as a result of participation in the Purchase Plan own or hold options to purchase, 5% or more of the Company's Common Stock may participate in the Purchase Plan.

  The Purchase Plan, which qualifies under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), is implemented by two separate offerings of Common Stock each year (each an "Offering"). Each Offering is for a period of six months. One Offering commences on or about February 1 of each year and the other Offering commences on or about August 1 of each year. Employees may elect to participate in each of the

Offerings if they meet the eligibility criteria set forth above. In order to participate in an Offering, eligible employees must authorize payroll deductions which may not exceed 15% of the participant's compensation for any pay period during an Offering. The purchase price per share at which the shares of Company's Common Stock are sold under the Purchase Plan is equal to 85% of the lesser of the fair market value of the Common Stock on (i) the first day of the Offering or (ii) the last day of the Offering. The fair market value of Company's Common Stock on a given date is determined by reference to the closing sales price on the Nasdaq National Market System, or in the event that the Company's Common Stock is listed on a stock exchange, the value shall be the closing price on such exchange on such date. The number of shares of the Company's Common Stock a participant purchases in each Offering is determined by dividing the total amount of payroll deductions withheld from the participant's compensation by the per share purchase price. The fair market value of the total number of shares a participant may purchase under the Purchase Plan in any calendar year, together with the fair market value of the total number of shares purchased under all other employee stock purchase plans (as described in Section 423 of the Code) in any calendar year, may not exceed $15,000 as determined at the time such options are granted.

SUMMARY OF THE TAX CONSEQUENCES OF THE PURCHASE PLAN

  The following description is a general guide to the federal income tax consequences under current federal law with respect to participation in the Purchase Plan and does not purport to describe state or local income tax consequences or tax consequences for participants in countries other than the United States.

  Rights granted under the Purchase Plan are intended to qualify for favorable federal tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code. The Purchase Plan is not subject to any provisions of the Employee Retirement Income Security Act ("ERISA") of 1974, as amended.

  Participants are taxed on amounts withheld for the purchase of shares as if such amounts were actually received. The Company deducts all payroll taxes (e.g. FICA) applicable to participation in the Purchase Plan. Participating employees recognize no taxable income either as a result of participating in the Purchase Plan or purchasing shares of the Company's Common Stock under the terms of the Purchase Plan. The excess of the actual gain over the amount realized as ordinary income is a capital gain.

  If a participant disposes of shares acquired under the Purchase Plan after holding the shares for a period of more than one year after the date of purchase and more than two years from the beginning of the applicable Offering period, the participant realizes ordinary income on a sale to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering period; or (ii) the actual gain (the amount by which the fair market value of the shares on the date of sale exceeds the purchase price).

  If the participant disposes of shares acquired under the Purchase Plan prior to the expiration of either of the holding periods described above (a "disqualifying disposition"), then the participant realizes ordinary income at the time of the disqualifying disposition in the amount that the fair market value of the shares on the date of purchase exceeds the purchase price. This amount constitutes ordinary income in the year of the disqualifying disposition even if no gain is realized on the sale. The difference, if any, between the proceeds of the sale and the fair market value of the shares on the date of purchase is a capital gain or loss.

  There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction in connection with the disposition of shares under the Purchase Plan only to the extent that the participant realized ordinary income on a disqualifying disposition of shares. No deduction is available if the participant meets the holding period requirement.

VOTE REQUIRED

  The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of this Proposal.

RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN.

                                PROPOSAL NO. 3

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Company has appointed the accounting firm of Price Waterhouse LLP to act as its independent accountants for the fiscal year ending September 30, 1998, and recommends that stockholders vote to ratify such appointment. Price Waterhouse first became the Company's independent accountants in January 1997. Audit services of Price Waterhouse LLP during Fiscal 1997 included the examination of the Company's consolidated financial statements and services related to filings with the SEC and other regulatory bodies. If the appointment is not ratified, the Board of Directors will reconsider the Company's selection.

  Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

  The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of this Proposal.

RECOMMENDATION

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS.

                                PROPOSAL NO. 4

                  RATIFICATION OF PAST FINANCING TRANSACTIONS
                  AND APPROVAL OF ISSUANCE OF COMMON STOCK IN
              EXCESS OF THE 20% LIMITATION IN CONNECTION WITH THE
            CONVERSION AND EXERCISE OF OUTSTANDING PREFERRED STOCK
                AND WARRANTS SOLD IN THE FINANCING TRANSACTIONS

BACKGROUND

  During the second half of fiscal 1996, the Company began assembling a turn-around team to address the management, marketing, product and liquidity challenges facing the Company. To obtain the financing needed to implement a turn-around, the Company raised gross proceeds from August 1996 through April of 1998 of approximately $214,400,000 from sales to private investors of convertible preferred stock, common stock and warrants and the exercise of certain of those warrants./1/ The Company is still in the midst of its turn-around, will require additional funds to continue implementing its strategy, and may need to seek stockholder approval of similar transactions in the future. Because the issuance of such securities is dilutive, and for other reasons discussed below, management seeks to ensure that shareholders understand and support its efforts to finance the Company's turn-around. Accordingly, shareholders are being asked to ratify the more recent financing transactions which account for approximately $150,300,000 of the $214,400,000 raised (the "Financing Transactions")./2/ The Financing

--------
/1/ During that same period, the Company also converted approximately $25 million of trade debt to equity by issuing Common Stock to certain of the Company's trade creditors.
/2/ The earlier transactions relating to the first $50 million raised and to warrant exercises totalling approximately $14,000,000 have already been approved by stockholders or were exempt from any stockholder approval requirement.

Transactions are only summarized below. They are reported in detail in the Company's reports on Form 8-K dated October 31, 1996, November 11, 1996, February 28, 1996, May 30, 1997, August 4, 1997, October 4, 1997, February 13,
1998, February 17, 1998, and March 25, 1998. In addition, shareholders are being asked to approve the issuances of common stock upon conversion of the outstanding shares of convertible preferred stock and exercise of warrants sold in the Financing Transactions.

SUMMARY OF THE FINANCING TRANSACTIONS DURING 1997 AND 1998

  In April 1997, the Company raised gross proceeds of $5,000,000 through the sale to Fletcher International Limited ("Fletcher") of 50,000 shares of its 5% Cumulative Convertible Preferred Stock, Series 3, at a stated value of $100 per share (the "Series 3 Preferred Stock") and a warrant to acquire 5,000,000 shares of the Company's common stock.

  In May 1997, the Company raised gross proceeds of $28,000,000 through the sale of 28,000 shares of its 5% Cumulative Convertible Preferred Stock, Series 4, at a stated value of $1,000 per share (the "Series 4 Preferred Stock") and warrants to acquire 28,000,000 shares of the Company's common stock.

  In August 1997, the Company raised gross proceeds of $3,500,000 through the sale of 1,382,716 shares of its common stock and warrants to acquire 3,500,000 shares of the Company's common stock.

  In September and October 1997, the Company raised gross proceeds of $30,000,000 through the sale of 30,000 shares of its Convertible Preferred Stock, Series 5, at a stated value of $1,000 per share (the "Series 5 Preferred Stock") and warrants to acquire 21,000,000 shares of the Company's common stock.

  Also in October 1997, the Company raised approximately $9,000,000 in a transaction with Combination, Inc. ("Combination") whereby Combination exercised warrants to acquire 3,000,000 shares of the Company's common stock. As an incentive for exercising those warrants, Combination received a warrant to acquire an additional 3,000,000 shares of the Company's common stock. Combination is one of the investors in the Company's 5% Cumulative Convertible Preferred Stock, Series 2 (the "Series 2 Preferred Stock") and the Series 4 Preferred Stock. The warrants exercised by Combination were acquired in connection with the purchase of the Series 4 Preferred Stock.

  In December 1997, the Company raised approximately $6,000,000 in a transaction with CC Investments, LDC ("CCI"), whereby CCI exercised warrants to acquire 2,000,000 shares of the Company's common stock. As an incentive for exercising those warrants, CCI received a warrant to acquire 1,500,000 shares of the Company's common stock. CCI is one of the investors in the Series 4 Preferred Stock, the Series 5 Preferred Stock and the Series 7 Preferred Stock (defined below). The warrants exercised by CCI were acquired in connection with the purchase of the Series 4 Preferred Stock.

  In February and March 1998, the Company raised gross proceeds of $30,000,000 through the sale of 30,000 shares of its 5% Cumulative Convertible Preferred Stock, Series 7, at a stated value of $1,000 per share (the "Series 7 Preferred Stock") and warrants to acquire 5,059,561 shares of the Company's common stock./3/

  In March 1998, the Company raised approximately $13,700,000 in a transaction with RGC International Investors, LDC ("RGC") whereby RGC exercised warrants to acquire 4,500,000 shares of the Company's common stock. As an incentive for exercising those warrants, RGC acquired at par value an additional 2,355,525 shares of the Company's common stock. RGC is one of the investors in the Series 4 Preferred Stock, the Series 5 Preferred Stock and the Series 7 Preferred Stock. The warrants exercised were acquired in connection with the purchase of the Series 4 and the Series 5 Preferred Stock.

--------
/3/ Although the Company has reserved 40,000 shares of its 5% Cumulative
    Convertible Preferred Stock, Series 6, no shares have been issued.

  Also in March 1998, the Company raised approximately $5,000,000 in a transaction with Combination, Inc. ("Combination") whereby Combination exercised, or caused to be exercised, warrants to acquire approximately 2,000,000 shares of the Company's common stock. As an incentive for having those warrants exercised, Combination acquired at par value approximately 693,000 additional shares of the Company's common stock. Combination previously purchased shares of the Series 4 Preferred Stock and the Series 2 Preferred Stock. The warrants exercised were acquired in connection with the purchase of the Series 2 Preferred Stock.

  In April 1998, the Company raised approximately $11,700,000 in a transaction with Fletcher whereby Fletcher exercised a warrant to acquire 5,000,000 shares of the Company's common stock. As an incentive for exercising that warrant, Fletcher acquired at par value an additional 1,696,429 shares of the Company's common stock. The warrant exercised was acquired in connection with the purchase of the Series 3 Preferred Stock. Fletcher was also granted the right to acquire additional shares of the Company's common stock at par value. The exact number of the additional shares that could be issued is unknown as it will vary depending on the future price of the Company's common stock.

REASONS FOR THE REQUEST FOR STOCKHOLDER RATIFICATION OF THE FINANCING TRANSACTIONS AND APPROVAL OF FUTURE ISSUANCES OF COMMON STOCK

  The Company's common stock is listed on the Nasdaq National Market (the "NNM") and the Company has agreed as a condition of its NNM listing to conduct its corporate governance in conformity with the corporate governance requirements of the National Association of Securities Dealers, Inc. (the "NASD"). One of those requirements is that if shares of common stock which amount to more than 20% of the number of shares outstanding are to be issued in connection with a transaction at a price less than the market price of such shares, shareholder approval must be obtained to issue shares in excess of 20% of the number of shares outstanding (the "20% Limitation"). The Company has recently been notified by the NNM that given the structure of Financing Transactions relating to the sale of the Series 3, Series 4, Series 5 and Series 7 Preferred Stock, stockholder approval would be necessary to exceed the 20% Limitation. Previously, the Company had been notified that transactions so structured would not be deemed to be at less than market value, and therefore would not require stockholder approval to issue shares in excess of the 20% Limitation. Neither the Delaware General Corporation Law nor the Company's restated Articles of Organization, as amended, requires such stockholder approval.

  It is likely that the Company will be required to exceed the 20% Limitation for both the Series 5 and the Series 7 Preferred Stock if the holders thereof decide to convert those shares to common stock and exercise their warrants for common stock. The Company has already been called upon to issue more than 20% of its common stock in connection with the conversion of the Series 4 Preferred Stock and exercise of related warrants. The issuance of common stock under these circumstances would be deemed by NASDAQ to be at less than market value. Although the Company believes it unlikely that the issuance of common stock warrants to Combination and CCI in connection with the October and December 1997 transactions or the issuance of its common stock to RGC, Combination and Fletcher in connection with the March and April 1998 transactions would be subject to the restrictions imposed by the 20% Limitation, the Company nevertheless seeks stockholder ratification of those transactions and stockholder approval to issue, if required, additional shares of common stock pursuant to those transactions.

  Ratification is also sought because the Company believes that it is important for its stockholders to understand that to achieve a turn-around of the Company, significant capital is needed to fund losses, develop new and competitive products, finance the production and sale of new products, and protect the Company's competitive position. Since the second half of fiscal 1996, the primary source for that capital has been the sale of the Company's securities pursuant to the Financing Transactions. Although the issuance of additional securities has the adverse effect of diluting the ownership interests of existing stockholders, the stock sales have been essential to the Company's continued operations.

  The adverse consequences of exceeding the 20% Limitation are described below. Ratification of the Financing Transactions and approval of the issuance of common stock in connection with the conversion or exercise of outstanding preferred stock and warrants is necessary to avoid those consequences.

POTENTIAL CONSEQUENCES IF RATIFICATION AND APPROVAL ARE NOT PROVIDED

  The terms under which the Series 7 Preferred Stock was issued include penalties if the holders of such stock are unable to convert their Series 7 Preferred Stock into, or exercise their related warrants for, common stock because the 20% Limitation prevents the Company from issuing a sufficient number of shares of common stock. Under such circumstances, the Company would be required either to (a) redeem the Series 7 Preferred Stock at 120% of its $1,000 per share stated value, or (b) de-list its shares from the Nasdaq National Market so that its common stock could be quoted on an electronic bulletin board or a similar quotation medium where the 20% Limitation does not apply./4/ Payment of the redemption price could, depending on the number of shares redeemed, adversely affect the Company's cash flow and the Company's turn-around. Moreover, the adverse consequences of such a redemption could have more widespread implications, such as making it more difficult to raise additional capital in the future, or increasing the cost of such capital. Similarly, if the Company is forced to downgrade to an electronic bulletin board for stock price quotations, it may have difficulty raising capital in the future because of the loss of marketability and probable loss of value of the Company's common stock. The Company's stockholders would likely experience difficultly in trading their shares if the Company's stock is downgraded to an electronic bulletin board. If the Company were to violate the 20% Limitation, de-listing procedures could also be instituted by the regulatory arm of The Nasdaq Stock Market, Inc. against the Company, with the same consequences.

  The terms under which the Series 4 and Series 5 Preferred Stock were issued include provisions relating to the Company's inability to issue common stock on exercise or conversion that are similar to the provisions described above with respect to the Series 7 Preferred Stock, although the penalty differs. If the Company is not able to issue shares of common stock on the conversion of the preferred stock or the exercise of related warrants due to the 20% Limitation, the Company would be required to issue additional warrants to those investors. For both the Series 4 and the Series 5 Preferred Stock, this penalty could require the Company to issue warrants for a significant number of shares on an ongoing basis during the period that the 20% Limitation prevents the Company from issuing common stock without stockholder approval. In additional, the inability of the investors to convert their preferred stock or exercise their warrants could significantly impair the Company's ability to raise capital in the future, which could materially adversely affect the Company's ability to implement its turn-around and the value of existing stockholders' interest in the Company. Although there can be no assurance that ratification of the Financing Transactions and approval to issue shares of common stock in excess of the 20% Limitation will result in a successful turn-around, the failure to do so could jeopardize those efforts.

  The terms under which Fletcher agreed to exercise its warrant to acquire 5,000,000 shares of the Company's common stock also include provisions relating to the Company's inability to issue common stock in excess of the 20% Limitation. If the Company cannot issue shares of its common stock in excess of the 20% Limitation, the Company will be required to pay as liquidated damages the value of the common stock that otherwise would have been issued, plus annual interest at 15% from the date the shares should have been issued until the liquidated damages are paid in full.

VOTE REQUIRED

  The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of this Proposal.


--------
/4/ Upon ratification, the warrants related to the Series 7 stock will convert from a fixed exercise price of $3.075 to a floating exercise price equal to the greater of (a) 120% of the arithmetical average of the closing sale's price per share of common stock on the five consecutive trading days preceding the delivery of any exercise notice as reported by the Nasdaq National Market and (b) the closing sale price on the day immediately preceding delivery of the exercise notice; provided that in no event shall the exercise price exceed $3.075.

RECOMMENDATION

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE FINANCING TRANSACTIONS AND APPROVAL OF FUTURE ISSUANCE OF COMMON STOCK IN EXCESS OF THE 20% LIMITATION IN CONNECTION WITH THE CONVERSION AND EXERCISE OF ALL OUTSTANDING CONVERTIBLE PREFERRED STOCK AND WARRANTS SOLD IN THE FINANCING TRANSACTIONS.

                                PROPOSAL NO. 5

            AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN TO INCREASE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 4,500,000 SHARES

BACKGROUND

  On July 22, 1997, the Board of Directors of the Company approved the adoption of the 1997 Stock Incentive Plan (the "1997 Plan"), providing for the grant of options to purchase shares of Common Stock and restricted shares of Common Stock. At the Annual Meeting, the stockholders are being asked to consider and approve an amendment to the 1997 Plan to increase the number of shares available for issuance under the 1997 Plan from 4,000,000 to 8,500,000 shares. A description of the principal features of the 1997 Plan is set forth below.

PURPOSE

  The purpose of the 1997 Plan is to attract, retain and provide equity incentives to the Company's employees, outside directors and consultants. The 1997 Plan seeks to achieve this purpose by providing for the award of restricted shares ("Restricted Shares") of Common Stock or options ("Options") to purchase shares of Common Stock (which may take the form of incentive stock options ("Incentive Stock Options"), as described in section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or Options not described in sections 422 or 423 of the Code ("Nonstatutory Stock Options")(Restricted Shares and Options, collectively, "Awards")).

ADMINISTRATION

  The 1997 Plan is administered by a committee (the "Committee") appointed by the Board, consisting exclusively of two or more directors of the Company, each of whom is a non-employee director as defined in Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who meets the requirements of the Internal Revenue Service for outside directors with respect to plans designed to qualify for exemption under Section 162(m)(4)(C) of the Code. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the 1997 Plan with respect to Employees (as defined below) and Consultants (as defined below) who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Either the Committee or a committee of the Board as described above is authorized to interpret and carryout the 1997 Plan, subject to the general purpose, terms and conditions of the1997 Plan. The Committee or a committee of the Board as described above, if appropriate, selects the individuals to whom Awards are to be granted and determines the type, number, vesting requirements and other features and conditions of such awards, interprets the 1997 Plan, and makes all other decisions relating to the administration of the 1997 Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the 1997 Plan. The Committee's determinations under the 1997 Plan are final and binding on all persons.

ELIGIBILITY

  The 1997 Plan provides that Awards may be granted to employees ("Employees") of the Company or its parents, subsidiaries or affiliates, directors ("Outside Directors") who are not Employees, and consultants ("Consultants") who provide bona fide services as independent contractors to the Company or its parents, subsidiaries or affiliates. Incentive Stock Options may only be granted to Employees. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company shall not be eligible for the grant of an Incentive Stock Option unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

STOCK OPTIONS

  For each Option granted under the 1997 Plan, a stock option agreement (an "Option Agreement") between the Company and the Option grantee (the "Optionee") will specify the number of shares to which such Option pertains and whether it is an Incentive Stock Option or a Nonstatutory Stock Option. At the time an Option is granted, the Committee will determine the terms and conditions to be satisfied before shares may be purchased, including the type of Option, the exercise price of the Option, the dates on which shares subject to the Option may first be purchased and the period within which the Option may be exercised, which will not be more than ten years from the date of the grant. The exercise price per share for an Option granted under the 1997 Plan is 100% of the fair market value (the "Fair Market Value") of the Company's common stock on the date of the grant of such Option, unless otherwise specified by the Committee. The Fair Market Value of the Company's Common Stock is to be determined in good faith by the Committee. In addition, the Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 1,000,000 shares of Common Stock. The entire exercise price (the "Exercise Price") of an Option shall be payable in cash or cash equivalents at the times such Option is exercised, except as follows. In the case of an Incentive Stock Option granted under the1997 Plan, payment shall be made only pursuant to the express provisions of the applicable Option Agreement, which may specify that payment of all or any part of the Exercise Price may be made:
(a) through the delivery of shares of Common Stock of the Company with a value equal to the total Exercise Price; (b) through an irrevocable direction to a securities broker approved by the Company to sell all or some of the shares of Common Stock purchased on exercise of an Option and to deliver all or part of the proceeds to the Company; (c) through an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the 1997 Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company; (d) by delivery of a promissory note on a form prescribed by the Company, provided that the par value of the shares of Common Stock being purchased under the 1997 Plan shall be paid in cash or cash equivalents; or (e) by any other form of payment consistent with applicable laws, regulations and rules. In the case of a Nonstatutory Stock Option, the Committee may at any time accept payment of all or any part of the Exercise Price in any of the forms described in this paragraph.

RESTRICTED SHARES

  The Committee may sell or award Restricted Shares under the 1997 Plan for such consideration as the Committee may determine, including, without limitation, cash, cash equivalents, promissory notes, past services and future services. The recipient (the "Recipient") of any newly issued Restricted Shares shall furnish to the Company consideration for the value not less than the par value of such Restricted Shares in the form of cash, cash equivalents or past services rendered to the Company for a parent or subsidiary of the Company, as the Committee may determine. Each grant of Restricted Shares under the 1997 Plan shall be evidenced by an agreement (a "Restricted Stock Agreement") between the Recipient and the Company. Restricted Shares granted under the 1997 Plan shall be subject to all applicable terms of the 1997 Plan and may be subject to other terms consistent with the 1997 Plan. The provisions of the various Restricted Stock Agreements under the 1997 Plan need not be identical. Awards of Restricted Shares may be subject to vesting, which shall occur on satisfaction of conditions specified in the appropriate Restricted Stock Agreement. A Restricted Stock Agreement may provide or accelerate the vesting in the event of a Recipient's death, disability, retirement or other events. The Committee may determine at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall be deemed vested in the event of: (a) a merger, consolidation or similar occurrence in which more than half of the voting securities of the surviving entity are owned by persons who are not stockholders of the Company immediately prior to such event; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets; (c) a change in control of the Company's Board of Directors; or (d) any transaction as a result of which any person, other than (1) a fiduciary holding securities under an employee benefit plan of the Company or its parents or subsidiaries or (2) a corporation owned directly or indirectly by the Company's stockholders, becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of at least 5% of the Company's outstanding voting securities. Notwithstanding the preceding sentence, however, if the Company and the other party to a transaction described in the preceding sentence agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting. Recipients of Restricted Shares awarded under the 1997 Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Restricted Shares with respect to which the dividends were paid.

DEFERRAL OF DELIVERY OF SHARES ISSUABLE ON EXERCISE OF OPTIONS

  The Committee may, in its discretion, permit an Optionee to have shares of Common Stock, that otherwise would be delivered to such Optionee as a result of his or her exercise of an Option, converted into an amount credited to a deferred compensation account established for such Optionee by the Committee as an entry on the Company's books. Such amount shall be determined by reference to the Fair Market Value of the Common Stock as of the date when such Shares otherwise would have been delivered to such Optionee. Such a deferred compensation account may be credited with interest or other forms of investment return, as determined by the Committee. An Optionee for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Optionee and the Company. If the conversion of Options is permitted, the Committee, in its sole discretion, may establish rules, procedures and forms pertaining to such conversion, including, without limitation, the settlement of deferred compensation accounts.

ADJUSTMENTS

  In the event of (a) a subdivision of the outstanding shares of Common Stock,
(b) a declaration of a dividend payable in Common Stock, (c) a declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, (d) a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares or (e) a recapitalization, spin-off or similar occurrence, the 1997 Plan provides for appropriate adjustment in the number of future Awards available under the 1997 Plan, the number of shares of Common Stock covered by each outstanding Option and the Exercise Price for each outstanding Option. In the event the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) continuation of outstanding Awards by the Company, if the Company is a surviving corporation,(b) the assumption of outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution of awards of the surviving corporation or its parent or subsidiary for outstanding Awards, (d) full exercisability or vesting and accelerated expiration of outstanding Awards or (e) settlement of the full value of outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

NEW PLAN BENEFITS

  Awards under the Option Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Option Plan or the benefits that would have been received by such participants if the Option Plan, as amended, has been in effect in 1997. No grants have been made with respect to the additional 4,500,000 shares for which approval is requested at the Annual Meeting.

TERM

  The 1997 Plan became effective as of July 22, 1997. The 1997 Plan shall remain in effect until it is terminated according to its terms, except that no Incentive Stock Options shall be granted after July 22, 2007.

MODIFICATION, SUSPENSION AND TERMINATION

  The Board may, at any time and for any reason, amend or terminate the 1997 Plan. An amendment of the 1997 Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Award shall be granted under the 1997 Plan after the termination thereof. The termination of the 1997 Plan, or any amendment thereof, shall not affect any Award previously granted under the 1997 Plan.

FEDERAL TAX CONSEQUENCES

 Non-Qualified Stock Options

  An Optionee will not be deemed to have received any compensation for Federal income tax purposes upon the grant of a Nonstatutory Stock Option. Upon exercise of such Option, the Optionee will realize taxable ordinary income in the amount of the excess, if any, of the Fair Market Value of the Common Stock on the date of exercise over the exercise price. The tax basis of such shares will be equal to the Fair Market Value of the Shares as of the exercise date. The ordinary income recognized by any Optionee at the time of exercise of the Option will be treated as wages and will be subject to income tax withholding by the Company. If the Optionee holds such shares for more than one year following exercise of the Option, any gain realized upon disposition will be treated as long-term capital gain. If the shares are sold within one year after the exercise date, any gain realized upon disposition will be treated as short-term capital gain. The gain realized upon disposition will be the excess, if any, of the sales price over the tax basis of the shares. The Company will be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary income, if any, recognized upon exercise of the Option.

Incentive Stock Options

  An Optionee will not be deemed to have received any compensation for Federal income tax purposes either at the time of grant or at the time of exercise of an Incentive Stock Option. However, the excess of the Fair Market Value of the stock acquired upon the exercise of such Option on the exercise date over the exercise price will be an item of tax preference for purposes of computing an Optionee's alternative minimum tax liability, if any. If the Optionee disposes of the shares within two years from the date of the granting of the Incentive Stock Option or within one year from the date of exercise, any gain the Optionee realizes will be taxed as ordinary income in an amount equal to the difference between the exercise price and the lesser of the Fair Market Value of the Common Stock on the date of exercise or the sales price. The excess, if any, of the sales price over the Fair Market Value of the shares on the date of exercise will be treated as capital gain. The Company will be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the Optionee upon the premature disposition of shares. If the Optionee exercises an Incentive Stock Option or does not dispose of the shares acquired upon exercise of such Option within two years from the date of the granting of such Option or within one year from the date of exercise, any gain the Optionee realizes will be treated as long-term capital gain. The Company will not be entitled to a deduction for Federal income tax purposes in connection with the grant or exercise of the Incentive Stock Option or the subsequent disposal by the Optionee of the shares acquired on exercise of such Option unless there is a premature disposition of the shares. The above is not a complete description of the Federal income tax aspects of Options granted under the 1997 Plan. Furthermore, no information is given herein with respect to any state or local taxes or other non-U.S. taxes which may be applicable.

VOTE REQUIRED

  The affirmative vote of a majority of the shares of the Comon Stock present or represented and entitled to vote at the Annual Meeting is required for approval of this Proposal

RECOMMENDATION

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

  The following table sets forth beneficial ownership of Common Stock of the Company as of April 10, 1998, by (i) each director and nominee, (ii) current named executive officers of the Company described in the section of this Proxy Statement entitled "Executive Compensation and Other Matters", (iii) all current director nominees and current executive officers as a group, and (iv) persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock, the only class of voting securities of the Company outstanding.

                                                    SHARES OF COMMON STOCK
                                                     BENEFICIALLY OWNED(1)
                                                    ----------------------
                                                      NUMBER           PERCENT
     NAME                                            OF SHARES        OF SHARES
     ----                                           -------------    -----------
     Edward L. Marinaro............................       268,281(2)       *
     Edwin L. Harper...............................       109,300(3)       *
     C. Richard Kramlich...........................       148,844(4)       *
     Joseph Baia...................................        55,000(5)       *
     Stanley L. Pace...............................             0          *
     Kenneth F. Potashner..........................             0          *
     New Enterprises Associates VII LP.............     7,205,606(6)     7.81%
     Fletcher International Limited................     8,571,429(7)     9.29%
     All current directors, nominees and current
     executive officers of the Company as a group
     (10 persons)..................................       747,925(8)       *

--------
 * Less than one percent.
( 1) The table does not include several holders of the Company's outstanding convertible preferred stock because such holders are not permitted to convert shares of such stock into the Company's Common Stock if to do so would cause the holder and all other persons whose holdings would be aggregated with such holder for purposes of calculating beneficial ownership in accordance with Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereunder, to have beneficial ownership of more than four and nine-tenths percent (the "4.9% Restriction") of the outstanding Common Stock of the Company. However, assuming (1) the 4.9% Restriction did not apply, and (2) the holders of the Company's convertible preferred stock and the warrants issued in connection therewith converted such stock and exercised such warrants as of April 10, 1998, the Company would have approximately 71,974,730 additional shares of Common Stock issued and outstanding. Details of the sales of the Company's convertible preferred stock are reported in various reports on Form 8-K dated June 14, 1996, October 31, 1996, November 11, 1996, February 28, 1997, May 30,
     1997, August 4, 1997, October 4, 1997, February 13, 1998, February 17,
     1998 and March 25, 1998. Assuming further that the holders of all other outstanding warrants or options exercised those warrants and options as of April 10, 1998, the Company would have approximately 164 million shares of Common Stock issued and outstanding.

(2) Includes options to purchase 256,667 shares which are presently exercisable.

(3) Includes options to purchase 97,500 shares which are presently exercisable.

(4) Includes options to purchase 57,500 shares which are presently exercisable.

(5) Includes options to purchase 42,500 shares which are presently exercisable.

(6) The information reported in the table was compiled from the Company's records.

(7) The information reported in the table was compiled from the Company's records. In November 1996, Fletcher International, Ltd. ("Fletcher") purchased 1,500,000 shares of Common Stock and a warrant to acquire additional shares, the number of which was fixed at 1,875,000 shares in July 1997. In April 1997, Fletcher purchased 50,000 shares of the Company's 5% Cumulative Convertible Preferred Stock, Series 3, and a warrant to acquire an additional 5,000,000 shares of Common Stock. Those two transactions are reported in the Company's Reports on Form 8-K dated November 11, 1996 and April 14, 1997. Fletcher subsequently sold the 1,500,000 shares of Common Stock acquired in November 1996 and converted all of its Series 3 preferred shares for a total of 2,478,999 shares of Common Stock, which shares have been sold. In April 1998 Fletcher entered into an agreement to exercise the warrant to acquire 5,000,000 shares of Common Stock pursuant to which Fletcher acquired 6,696,429 shares of Common Stock. Fletcher's beneficial ownership of Common Stock is based on the 6,696,429 shares owned plus the 1,875,000 shares that it is entitled to receive upon the exercise of the November 1996 warrant.

(8) Includes options to purchase 26,500 shares which are presently exercisable.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

GENERAL

  Shown below is information concerning the annual and long-term compensation paid or accrued by the Company for services in all capacities to the Company for the fiscal years ended September 30, 1997 and 1996, of the Chief Executive Officer of the Company and the four other most highly compensated executive officers with the Company as of the end of Fiscal 1997 (collectively the "Named Executive Officers"). Compensation information is included only for those years during which the named individual served as an executive officer of the Company. No named individual served as an executive officer of the Company during Fiscal 1995.

                          SUMMARY COMPENSATION TABLE

                                                       LONG TERM
                                                      COMPENSATION
                                ANNUAL COMPENSATION      AWARDS
                                --------------------- ------------
                                                       NUMBER OF
                                                         SHARES
                                                       UNDERLYING   ALL OTHER
   NAME AND PRINCIPAL    FISCAL                         OPTIONS    COMPENSATION
       POSITIONS          YEAR  SALARY($)   BONUS ($)   GRANTED        ($)
   ------------------    ------ ---------   --------- ------------ ------------
Edwin L. Harper(1)......  1997   307,200         0            0            0
 President and Chief
  Executive Officer.....  1996   113,665         0      390,000       14,175(2)
Edward L. Marinaro(3)...  1997   307,200         0            0            0
 Chairman of the Board    1996    99,662         0      390,000        8,500(4)
Dale W. Pilgeram(5).....  1997   243,000         0            0            0
 Vice President, Chief
  Technical Officer       1996   139,927(6)      0      100,000        1,000(7)
Joseph Smith(8).........  1997   210,000         0            0            0
 Executive Vice
  President, Global
  Operations              1996    55,095         0      130,000            0
Gary Marks(9)...........  1997   191,740         0       50,000            0
 Executive Vice
  President, Marketing    1996         0         0            0            0

--------
(1) Joined the Company in May 1996. Fiscal 1996 salary includes $29,423, deferred until Fiscal 1997 at Mr. Harper's election. Such deferred compensation accrues interest at ten percent per annum, compounded quarterly.
(2) Represents moving expenses.
(3) Joined the Company in May 1996. Fiscal 1996 salary includes $29,423, deferred until Fiscal 1997 at Mr. Marinaro's election. Such deferred compensation accrues interest at ten percent per annum, compounded quarterly.
(4) Represents the Company's maximum contribution to Mr. Marinaro's 401(k) plan ($1,000), plus $7,500 paid to Mr. Marinaro for his attendance at meetings of the Board of Directors before he became Chairman of the Board.
(5) Joined the Company in March 1996.
(6) Includes $10,000 paid to Mr. Pilgeram as a private contractor prior to his employment with the Company.
(7) Represents the Company's maximum contribution to Mr. Pilgeram's 401(k) plan.
(8) Joined the Company in August 1996.
(9) Joined the Company in November 1996, and left in March 1998.

  The following table sets forth information with respect to each grant of options to purchase the Company's Common Stock made during the last fiscal year to each of the Named Executive Officers named in the Summary Compensation Table.

                                                                             POTENTIAL
                                                                            REALIZABLE
                                                                         VALUE AT ASSUMED
                                                                           ANNUAL RATES
                                                                          OF STOCK PRICE
                                                                         APPRECIATION FOR
                                         INDIVIDUAL GRANTS               OPTION TERM($)(2)
                                       ---------------------            -------------------
                                       % OF TOTAL
                           NO. OF       OPTIONS
                         SECURITIES    GRANTED TO  EXERCISE
                         UNDERLYING    EMPLOYEES   OR BASE
                          OPTIONS      IN FISCAL   PRICE(1)  EXPIRATION
                          GRANTED         YEAR    ($/SHARES)    DATE       5%       10%
                         ----------    ---------- ---------- ---------- -------- ----------
Edwin L. Harper......... 1,000,000(3)    15.89%     $2.156    02/25/07  $464,631 $1,355,897
Edward L. Marinaro...... 1,000,000(3)    15.89%     $2.156    02/25/07  $464,631 $1,355,897
Dale W. Pilgeram........   200,000(3)     3.17%     $2.156    02/25/07  $ 92,926 $  271,197
Joseph Smith............   200,000(3)     3.17%     $2.156    02/25/07  $ 92,926 $  271,197
Gary Marks..............   200,000(3)     3.17%     $2.156    02/25/07  $ 92,926 $  271,197
                            50,000(4)     .079%     $ 5.69    11/13/01  $ 61,312 $  132,036

                       OPTION GRANTS IN FISCAL YEAR 1997

--------
(1) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by reference to the closing price reported on the Nasdaq National Market System on the last trading day prior to the date of grant. Exercise price and tax withholding obligations may be paid in cash or by an alternate method of payment if authorized by the Board of Directors such as by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure. Options vest over four years at the rate of 25% per year and are excercisable immediately upon vesting.
(2) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. These values are calculated as a result of regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the Company's stock. Gains are reported net of the option exercise price but before taxes associated with exercise.
(3) During Fiscal 1997, the Board authorized the granting of these options pursuant to the 1997 Stock Incentive Plan, subject to stockholder approval of the plan at the November 5, 1997 Special Meeting of Stockholders. That plan was approved, however, the option agreements have not yet been issued.
(4) Options were granted under the Company's 1991 Stock Option Plan.

  The following table sets forth information with respect to option exercises and year-end stock option values for each of the Named Executive Officers.

               AGGREGATED OPTIONS EXERCISED IN FISCAL YEAR 1997
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                           SHARES                    OPTIONS AT FY-END           AT FY-END(2)
                          ACQUIRED     VALUE     ------------------------- -------------------------
          NAME           ON EXERCISE REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------  ----------- ------------- ----------- -------------
Edwin L. Harper.........     --         --          97,500      292,500          0            0
Edward L. Marinaro......     --         --         256,667      133,333          0            0
Dale W. Pilgeram........     --         --          25,000       75,000          0            0
Joseph Smith............     --         --          40,000       90,000          0            0
Gary Marks..............     --         --          12,500       37,500          0            0

--------
(1) No options were exercised by the Named Executive Officers during Fiscal
    1997.
(2) "In the money" options are options whose base (or exercise) price was less than the market price of Common Stock at September 30, 1997. None of the unexercised options listed in this table were "in the money" at the end of Fiscal 1997.

CHANGE IN CONTROL PROVISIONS

  The 1991 Stock Option Plan of the Company provided for the automatic acceleration of the vesting of all options outstanding under the Plan on a merger or consolidation of the Company in which the Company was not the surviving corporation or on a sale of all or substantially all of the assets of the Company, if the successor entity did not assume the outstanding options or provide options in substitution for the outstanding options.

  The 1997 Stock Incentive Plan of the Company provides for the automatic acceleration of the vesting of all options outstanding under the Plan on a merger or consolidation of the Company in which the Company is not the surviving corporation or on a sale of all or substantially all of the assets of the Company, if the successor entity does not assume the outstanding options or provide options in substitution for the outstanding options.

  Pursuant to their respective employment agreements, if there is a change in control of the Company, each of Mr. Harper and Mr Marinaro, upon termination other than for cause, will be entitled to twenty-four months salary, a bonus equal to a pro-rata portion of annual salary, immediate vesting and exercisability of outstanding options and continuation of benefits for twenty-four months. A change in control will be deemed to occur if (i) any person becomes a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), of 50% or more of the total voting power represented by the Company's then outstanding voting securities, (ii) within a two year period there is a change in the composition of the Board of Directors, as a result of which fewer than a majority of the Directors are incumbent Directors, (iii) the stockholders approve a merger or consolidation of the Company other than a merger or consolidation whereby the outstanding securities prior to such event continue to represent at least 50% of the total voting power of the Company's voting securities, or (iv) the stockholders approve a plan of complete liquidation or sale of all or substantially all the Company's assets.

COMPENSATION OF DIRECTORS

  Each member of the Board of Directors who is not an employee of the Company receives an annual retainer of $15,000 for serving as a director during the fiscal year. Each non-employee director is also paid a fee of $1,500 for each Board meeting and $500 for each committee meeting attended. An amendment to the 1992 Non-Employee Stock Option Plan granting each director a one time option to acquire 30,000 shares of the Company's Common Stock was approved at the special meeting of the stockholders of the Company on September 26, 1996. Each director is also granted an option each year to purchase 10,000 shares of the Company's Common Stock. All options are valued at the fair market value of the Company's Common Stock on the date of the grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  C. Richard Kramlich, a director of the Company, is a general partner of NEA Partners VII, L.P., which is the general partner of New Entrerprise Associates VII L.P. ("NEA VII"). Mr. Kramlich's indirect equity interest in NEA VII is less than 1%. On May 1, 1997, NEA VII purchased from the Company 50,000 shares of the Company's 5% Cumulative Convertible Preferred Stock, Series 4 (the "Series 4 Preferred Stock") for an aggregate price of $5,000,000, and received in connection with that transaction a warrant to purchase up to 5,000,000 shares of the Company's Common Stock. The terms of the conversion of the Series 4 Preferred Stock and the exercise of the warrant are disclosed in detail in the Company's Report on Form 8-K dated May 30, 1997.

EMPLOYMENT AGREEMENTS

  The Company has written employment agreements with the following Named Executive Officers, which are summarized below:

Edward L. Marinaro, Chairman of the Board

  Annual Base Salary:                           $307,200
  Eligibility in the Company's Incentive Compensation Plan
  Full health benefits

  If terminated other than for cause and other than after a change in control, Mr. Marinaro will be entitled to salary continuation for eighteen months, a pro-rata portion of any performance bonus otherwise payable to him, benefits continuation for twenty-four months, and his options will continue to vest for a period of twelve months after termination. If terminated after a change in control, other than for cause, Mr. Marinaro will be entitled to a payment equal to twenty-four months of salary, a bonus equal to a pro-rata portion of his annual salary, twenty-four months of benefits and immediate vesting of all options. In the event of death or disability, his salary will be continued for a period of twelve months and his stock options will continue to vest during that period with continued exercisability of such options for a period of 90 days. If terminated for cause or upon a voluntary resignation, Mr. Marinaro will be entitled to all accrued salary, unused vacation, certain bonuses, and other benefits as may then be established under the Company's existing serverance policies through the date of termination.

Edwin L. Harper, President and Chief Executive Officer

  Annual Base Salary:                           $307,200
  Eligibility in the Company's Incentive Compensation Plan
  Full health benefits

  If terminated other than for cause and other than after a change in control, Mr. Harper will be entitled to salary continuation for eighteen months, a pro-rata portion of any performance bonus otherwise payable to him, benefits continuation for twenty-four months, and his options will continue to vest for a period of twelve months after termination. If terminated after a change in control, other than for cause, Mr. Harper will be entitled to a payment equal to twenty-four months of salary, a bonus equal to a pro-rata portion of his annual salary, twenty-four months of benefits and immediate vesting of all options. In the event of death or disability, his salary will be continued for a period of twelve months and his stock options will continue to vest during that period with continued exercisability of such options for a period of 90 days. If terminated for cause or upon a voluntary resignation, Mr. Harper will be entitled to all accrued salary, unused vacation, certain bonuses, and other benefits as may then be established under the Company's existing serverance policies through the date of termination.

  The Company is in the process of negotiating and preparing written employment agreements for certain of its other executive officers, none of which were executed as of the date of this Proxy Statement.

STOCK PERFORMANCE GRAPH

  The Stock Performance Graph below shall not be deemed incorporated by reference in any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

  The following line graph compares the cumulative total stockholder return on the Company's Common Stock during the fiscal periods ended September 30, 1992 to September 30, 1997, against the cumulative total return on the Nasdaq Composite (US) Index and two peer groups constructed by the Company over the same period.

  The "Old Peer Group" was comprised of Connor Peripherals, Inc., Maxtor Corporation, Micropolis Corporation, Quantum Corporation, Western Digital Corporation, Iomega Corporation and Exabyte Corporation. Three companies of the Old Peer Group, Connor Peripherals, Inc., Maxtor Corporation and Micropolis Corporation, were acquired by other companies and no data is available for these companies after February 1996.

  The "New Peer Group" is comprised of JTS Corporation, Quantum Corporation, Seagate Technology, Western Digital Corporation, Iomega Corporation and Exabyte Corporation.

  The Stock Performance Graph and table assume that $100 was invested on September 30, 1992, at the closing sale price of the Company's Common Stock, in the Nasdaq Composite (US) Index and both the Old and New Peer Groups, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. Returns for both the Old and New Peer Groups are weighted based on market capitalization at each data point.

                                     LOGO
                       [PERFORMANCE GRAPH APPEARS HERE]

                               SYQUEST TECHNOLOGY
                       HISTORICAL QUARTERLY PRICE--CLOSE
          RELATIVE TO DISK DRIVE COMPANIES AND SELECTED MARKET INDICES

                       SEP. 92 DEC. 92 MAR. 93 JUNE 93 SEP. 93
                       ------- ------- ------- ------- -------
SyQuest Technologies,
 Inc............         100     148      75      64      61
Old Peer Group..         100     122      94      77      80
New Peer Group..         100     131     100      94     101
Nasdaq Composite
 (US)...........         100     116     119     121     131
                       DEC. 93 MAR. 94 JUNE 94 SEP. 94 DEC. 94
                       ------- ------- ------- ------- -------
SyQuest
 Technologies,
 Inc............          59      64      54      59     103
Old Peer Group..         113     147     113     138     148
New Peer Group..         139     156     126     154     160
Nasdaq Composite
 (US)...........         134     128     122     132     131
                       MAR. 95 JUNE 95 SEP. 95 DEC. 95 MAR. 96
                       ------- ------- ------- ------- -------
SyQuest
 Technologies,
 Inc............          70      75      77      58      34
Old Peer Group..         136     192     184     206     257
New Peer Group..         165     234     236     266     317
Nasdaq Composite
 (US)...........         142     163     182     185     193

                                             JUNE 96 SEP. 96 DEC. 96 MAR. 97 JUNE 97
                                             ------- ------- ------- ------- -------
                           SyQuest
                            Technologies,
                            Inc............     46      37      21      14      13
                           Old Peer Group..    391     407     442     473     531
                           New Peer Group..    368     410     510     559     517
                           Nasdaq Composite
                            (US)...........    209     216     227     215     254
                                             SEP. 97 DEC. 97
                                             ------- -------
                           SyQuest
                            Technologies,
                            Inc............     18      19
                           Old Peer Group..    781     475
                           New Peer Group..    643     369
                           Nasdaq
                            Composite......    297     279

                       REPORT OF COMPENSATION COMMITTEE

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, that might incorporate all or portions of future filings, including this Proxy Statement, the following report of the Compensation Committee shall not be incorporated by reference into any such filing, nor shall it be deemed to be soliciting material or deemed filed with the SEC under the Securities Act or the Exchange Act.

  The Compensation Committee (the "Committee") of the Board of Directors, comprised of two non-employee directors, determines and administers the Company's incentive compensation policies and programs.

GENERAL COMPENSATION PHILOSOPHY

  The Company's overall compensation philosophy is to provide competitive levels of total compensation that will enable the Company to attract, motivate, retain and reward qualified employees. The Committee believes that compensation should vary with the performance of the Company and any long-term incentive should be aligned with the interest of the stockholders. The Company's executive compensation policies are designed to provide competitive levels of compensation to motivate officers to achieve the Company's business objectives and to reward such officers based on their achievements. The executive compensation program primarily consists of three main elements Base Salary, Incentive Bonuses and Stock Options.

  Compensation for the Named Executive Officers consists of the following components:

    Base Salary: In setting compensation levels for officers, the Committee reviews competitive information relating to compensation levels at other disk drive companies and the information reported in the proxy statements of those companies. Recommendations by management are examined by the Committee in the light of this information. Officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

    Incentive Bonuses: The incentive bonus program provides a variable compensation opportunity for the executive officers. A payout, if any, is based on a combination of corporate financial performance and individual officer performance relative to achievement of the pre-established specified strategic objectives (such as new product development milestones, marketing/sales results, productivity enhancements and manufacturing yield improvements). Awards under this program depend on achieving certain levels of profitability based on after-tax net income and determined and approved by the Board annually. Target bonuses for executive officers range from twenty-five to one hundred percent of base salary of the executive officers. The Company has a profit-sharing plan in existence for employees of the Company who do not participate in the foregoing bonus arrangements. Since the Company posted a loss in Fiscal 1997, no incentive bonuses were awarded to the executive officers and no profit sharing payments were awarded to the employees for 1997.

    Stock Options: The Committee believes that stock ownership provides significant incentive to employees by providing an opportunity to receive additional compensation through building stockholder value. This compensation element aligns the interests of employees with those of the stockholders. The long-term incentive is realized through the granting of stock options to employees and eligible Named Executive Officers. Stock Options have value for the employee only if the price of the Company's stock increases above the exercise price, which typically is set at the fair market value of the Common Stock on the grant date. The number of shares subject to each stock option grant is based on guidelines that take into consideration the employee's current and anticipated future performance and ability to promote achievement of strategic corporate goals and anticipated future performance, as well as internal equity within the employee's peer group. The Committee reviews Named Executive Officers' stock option holdings annually to determine whether additional grants are appropriate. Stock options granted are generally exercisable over a four-year period, thus providing an incentive to remain in the Company's employ.

    Other: In addition to the compensation paid to the Named Executive Officers as described above, executive officers and all other participating regular employees of the Company receive each year matching contributions by the Company of up to $1,000 under the Company's 401(k) plan. Executive officers, subject to plan provisions, and all other regular employees are eligible to participate in the Company's Employee Stock Purchase Plan (which qualifies under Section 423 of the Code).

COMPANY PERFORMANCE AND CEO COMPENSATION

  Edwin L. Harper was named Chief Executive Officer and President of the Company during fiscal 1996. In setting compensation levels for the Chief Executive Officer, the Committee reviews competitive information reflecting compensation practices for technology companies and examines the Chief Executive Officer's performance relative to overall Company financial results. The Committee also considers the Chief Executive Officer's achievements against the same pre-established objectives and determines whether the Chief Executive Officer's base salary, target bonus and target total compensation approximate the competitive range of compensation for chief executive officer positions in the technology industry.

  In establishing his compensation, the Committee reviewed Mr. Harper's qualifications and past performance and compared them with chief executive officers of other companies.

  In the fiscal year ended September 30, 1997, Mr. Harper received $307,200. Mr. Harper did not earn an incentive bonus in fiscal year 1997. Overall, Mr. Harper's base and incentive compensation are below the median compensation for technology companies, but within the competitive range.

  With respect to matters of executive compensation, stock option grants and to all other elements of compensation, the Committee submits the foregoing report as of September 30, 1997.

                                          Joseph Baia
                                          C. Richard Kramlich

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors, and greater than ten percent stockholders are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement, any failure to file such reports on a timely basis. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of these requirements were satisfied during Fiscal 1997.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of Proxy intend to vote the shares they represent in a manner consistent with the recommendations of the Board of Directors.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than January 11, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                          By Order Of The Board of Directors

                                          /s/ Thomas C. Tokos
                                          Thomas C. Tokos
                                          Vice President, General Counseland
                                           Secretary

Fremont, California
Dated: April 29, 1998

SKU #1083-PS-98

P
R
O
X
Y
                              DETACH HERE

                                                                        SYQ F



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            SYQUEST TECHNOLOGY, INC.
                 JUNE 15, 1998 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of SYQUEST TECHNOLOGY, INC., a Delaware corporation ("Company"), hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated May 11, 1998, and hereby appoints Edwin L. Harper and Bob L. Corey, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of SyQuest Technology, Inc. to be held on Monday, June 15, 1998, at 10:00 a.m. Pacific Standard Time, at the principal executive offices of SyQuest Technology, Inc., 47071 Bayside Parkway, Fremont, California 94538, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS NOS. 1, 2, 3, 4, 5 AND 6 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


CONTINUED AND TO BE SIGNED ON REVERSE SIDE



                                SEE REVERSE SIDE
                                DETACH HERE

                                     SYQ F


     Please mark
     votes as in
 [X] this example.


     The Board of Directors Recommends Voting FOR Proposals 1, 2, 3, 4, 5 and 6.
                                              ---

                                              FOR     WITHHELD

1. To elect the Company's nominees to         [_]       [_]      [_]
   serve as directors for the ensuing
   year and until their successors                          For all nominees as listed except
   are elected.
   Nominees:  C. Richard Kramlich, Edwin L.                 _________________________________
   Harper, Edward L. Marinaro,
   Stanley L. Pace, Kenneth F. Potashner

                                              FOR     AGAINST  ABSTAIN
2. To approve an amendment to the             [_]       [_]      [_]
   1992 Employee Stock Purchase
   Plan to increase the Share Reserve
   by 2,000,000 shares.

                                              FOR     AGAINST  ABSTAIN
3. To ratify the appointment of Price         [_]       [_]      [_]
   Waterhouse as independent accountants
   of the Company for the fiscal year
   ending September 30, 1998.
                                              FOR     AGAINST  ABSTAIN
4. To ratify past financing transactions      [_]       [_]      [_]
   and approve issuance of Common Stock in
   connection with the conversion and
   exercise of outstanding preferred stock
   and warrants sold in such financing
   transactions.
                                              FOR     AGAINST  ABSTAIN
5. To approce an amendement to the 1997       [_]       [_]      [_]
   Stock Incentive Plan to increase the
   number of shares reserved for issuance
   by 4,500,000 shares.
                                              FOR     AGAINST  ABSTAIN
6. To transact such other business            [_]       [_]      [_]
   as may properly come before the
   meeting or any adjournment thereof.

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held jointly or as community property, both stockholders should sign.)

MARK HERE
FOR ADDRESS       ______________________________________________________________
CHANGE AND        ______________________________________________________________
NOTE AT RIGHT [_] ______________________________________________________________


Signature ________________  Date ______  Signature _________________  Date _____